                                  EXHIBIT 10.10

                                  -------------

                    ENERGY SERVICES AGREEMENT AMENDMENT NO. 1

This Amendment No. 1 is entered into as of this First day of July, 1999, by and between Atlantic-Pacific Las Vegas, LLC, a Delaware limited liability company ("Seller"), and Grand Canal Shops Mall, LLC, a Delaware limited liability company ("Buyer"). Capitalized terms used herein have the same meaning as used in the Agreement defined below.

                                   WITNESSETH:

WHEREAS, Grand Canal Shops Mall Construction, LLC and Seller have entered into an Energy Services Agreement (the "Agreement"), dated May 1, 1997; and

WHEREAS, Grand Canal Shops Mall Construction, LLC has assigned its rights and obligations under this Agreement and the Easement Agreement to Buyer; and

WHEREAS, Seller has established a staff of full time employees for the purpose of providing Operations and Maintenance Services pursuant to Article 3.2 of the Agreement, and

WHEREAS, Buyer's affiliate, Venetian Casino Resort, LLC (VCR), has established a staff of full time employees for the purpose of operating and maintaining Buyer's Facilities, and

WHEREAS, Buyer and Seller have mutually agreed to utilize the services of each others employees to the extent appropriate and practical ("Staff Consolidation") for the purpose of minimizing the size of each staff, such minimization resulting in significant labor cost savings, and

WHEREAS, in connection with the Staff Consolidation as described herein, Buyer and Seller agree that Buyer shall direct and supervise Seller's employees, subject to the provisions and qualifications contained in the Agreement and this Amendment No. 1.

NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements set forth herein and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller, each intending to be legally bound, do hereby agree to modify the Agreement as follows:

1. Section 3.3, Energy Management Services, add the following after the fourth sentence: Buyer shall have the right, but not the obligation, to (i) review the performance of the Energy Management Services on an on-going basis,
     (ii) provide comments and suggestions regarding the performance of the Energy Management Services, and (iii) make recommendation regarding the purchase of supplies of electricity, natural gas, and alternate fuels. Notwithstanding the second sentence of this Section 3.3, Seller shall consider such suggestions and recommendations during the discharge of its obligations herein, and implement them.

2. Section 4.2 (a), Operations and Maintenance Services Payments, replace the word "Contract" with the word "Budget" in the third line.

3. Section 4.5, Billings and Payments, delete paragraph (iii) in its entirety and revise the numbering of the succeeding paragraphs accordingly.

4. Section 4.5 (c), Billings and Payments, delete the word "plus" in the fourth line and delete "(ii) the cost of any Thermal Energy provided to Buyer during the preceding calendar month in an amount equal to the product of the Unit Variable Costs and Buyer's actual, metered consumption of Thermal Energy during such period".

5. Section 7.2, Seller's Insurance, Replace "set forth on Schedule 7.2" in the first line with "of this Agreement".

6. Section 7.5, Evidence of Insurance, add the following sentence at the end of the paragraph: "Buyer and Seller shall, on each anniversary date of this Agreement, provide revised and updated certificates to the other party, if necessary. Buyer and Seller agree that prior to providing such certificates, each party will review the insurance requirements of this Agreement for the purpose of confirming that such requirements remain appropriate and that no duplication of insurance exists between Buyer and Seller".

7.   Section 13.5, Notice, revise Seller's address to the following:

        Atlantic Pacific Las Vegas, LLC
        1825 Atlantic Avenue
        Atlantic City, NJ 08400
        Attention: General Manager
        Telefax (609) 572-7200

8.   SCHEDULE 3.2A,  Operation And Maintenance Services,
                     ----------------------------------

     A. add the following at the end of the first sentence of the first paragraph: "in a manner which is consistent with the mission and goals of Buyer's and Other Customer's business operations".

     B. add the following at the beginning of the second paragraph: "Seller will integrate its operations and maintenance staff ("Staff Consolidation") with the staff of the Venetian Casino Resort, LLC building maintenance staff (the "Venetian Facilities Department") for the purpose of organizational coordination and utilization of the talents and capabilities of members of the integrated staff by either the Venetian Facilities Department or Seller. The Venetian Facilities Department shall direct and supervise Seller's operation and maintenance services (such direction and supervision to include, without limitation, decisions with respect to the implementation of
          Staff Consolidation and decisions with respect to the amount of Seller's personnel that is necessary for Buyer's business and Other Customer's operations) to the extent necessary to realize the benefits of Staff  Consolidation;  provided however that under no circumstances
                                    ----------------
          shall Seller be directed to perform operation and maintenance services that would be inconsistent with Prudent Operating Practice and/or Seller's obligations under this Agreement. Any dispute in connection with the proviso clause of the preceding sentence shall be resolved in accordance with clause (3) of Amended and Restated Schedule 4.2. To the extent directed by Buyer,"

     C. replace the fourth sentence of the second paragraph with the following sentence: " Buyer shall supply, or cause to be supplied, all goods and materials required to operate and maintain the Central Plant , the Other Facilities, and Buyer's Equipment, unless Buyer directs Seller to do, in which case, the cost of such goods and materials shall be included in Seller's O&M Budget."

     D.   replace  the  fourth  paragraph  of  Section  I.  Staffing,  with  the
                                                            --------
          following:


          "Seller will execute the work by providing a staff which, as of the HVAC Completion date, consists of the types and quantity of the following personnel:



        o        Energy Facility Manager        1
        o        Maintenance Manager            1
        o        Central Plant Manager          1
        o        Environ/Safety Manager         1
        o        Shift Supervisors              4
        o        Maintenance Clerk              1
        o        Administrative Assistant       1
        o        Senior Facilities Technicians  19
        o        Assistant Facilities           2
                 Technicians                    10
        o        Central Plant Operators        2
        o        Instrument/Electricians        3
        o        Duty Engineers                 3

9. SCHEDULE 4.2, O&M Services Payment Determination, replace SCHEDULE 4.2 with the attached AMENDED AND RESTATED SCHEDULE 4.2.

10. All references in the Agreement to "Unit Variable Cost" or "Unit Variable Share" shall be deemed deleted.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be duly executed and delivered as of the date and day first above written.


Grand Canal Shops Mall, LLC           Atlantic Pacific Las Vegas, LLC
("Buyer)                                        ("Seller")

By:   /s/ David Friedman                   By: /s/ Carl Fogler
      ---------------------------          ---------------------------

Name:  David Friedman                      Name: Carl Fogler

      ---------------------------          ---------------------------

Title: Secretary                           Title: Vice President

      ---------------------------          ---------------------------